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EXHIBIT 10.76



December 13, 2001

From: Richard Epstein
      Alliance Equities, Inc.

To:   Alex Kanakaris

Dear Mr. Kanakaris:

This is to confirm that Alliance Equities is extending our line-of-credit agreement with Kanakaris Wireless, Inc. for two additional years (the new expiration date will be Dec. 30, 2003). There are no changes to the terms and conditions of the agreement.

We look forward to continuing to serve your needs.

Regards,

/s/ Richard Epstein
Richard Epstein
President
Alliance Equities, Inc.